As filed with the Securities and Exchange Commission on August 9, 2012

Registration No. 333-168378

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BioCancell Therapeutics Inc.
 (Exact name of registrant as specified in its charter)

Israel	2834
(State or other jurisdiction of	(Primary Standard Industrial Classification
incorporation or organization)	Code Number)

20-4630076
(I.R.S. Employer Identification Number)

Beck Science Center
8 Hartom St., Har Hotzvim
Jerusalem 97775, Israel
+ 972-2-548-6555
 (Address, including sip code, and telephone number, including area code, of registrant's principal executive offices)

Corporation Service Company
2711 Centerville Road, Suite 4000
Wilmington, DE  19808
 (302) 636-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Approximate date of commencement of proposed sale to the public:
Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-1 (the “Registration Statement”):

Registration Statement No. 333-168378, originally filed July 29, 2010.

BioCancell Therapeutics Inc. (the “Company”) intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel on the 9th day of August, 2012.

BIOCANCELL THERAPEUTICS INC.

By:	/s/ Jonathan Burgin
Name: Jonathan Burgin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2012.

Signature	Title

/s/ Jonathan Burgin	Chief Executive Officer (principal executive officer)
Jonathan Burgin

/s/ Or Dolev	Controller (principal financial and accounting officer)
Or Dolev

/s/ Aharon Schwartz	Chairman of the Board
Aharon Schwartz

/s/ Ruben Krupik	Director
Ruben Krupik
Director
Ofer Goldberg

/s/ Abraham Hochberg	Director
Abraham Hochberg
Director
Aviv Boim

/s/ Hanoch Rappaport	Director
Hanoch Rappaport

/s/ David Schlachet	Director
David Schlachet

/s/ Orly Yarkoni	Director
Orly Yarkoni

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